Exhibit 99.1

ACT II GLOBAL ACQUISITION CORP. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON JUNE 15, 2020 The undersigned hereby appoints Irwin D. Simon, John Carroll, Ira J. Lamel, or Ashish Gupta (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares of Act II Global Acquisition Corp. (“Act II”) that the undersigned is entitled to vote at the extraordinary general meeting of Act II (the “Shareholders Meeting”), to be held on June 15, 2020, at 8:30 a.m. Eastern time, at the offices of DLA Piper LLP (US),1251 Avenue of the Americas, New York, New York 10020, and at any adjournments and/or postponements thereof. Due to concerns about the coronavirus (COVID-19) and warnings from public officials regarding public gatherings, the Shareholders Meeting may be held solely by means of remote communication or the shareholders may be provided the ability to attend the Shareholders Meeting by means of remote communication. In that event, we will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on our website at www.wholeearthbrands.com and filed with the U.S. Securities and Exchange Commission as supplemental proxy material. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the Shareholders Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said Shareholders Meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on the reverse side) Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting: The Notice and Proxy Statement/Prospectus are available at https://www.cstproxy.com/actiiglobalacquisition/2020 P R O X Y SEE REVERSE SIDE

Proposal No. 1 — The Business Combination Proposal — To approve by ordinary resolution and adopt the purchase agreement, dated as of December 19, 2019 and as amended on February 12, 2020 (the “Purchase Agreement”), by and among Act II, Flavors Holdings Inc. (“Flavors Holdings”), MW Holdings I LLC (“MW Holdings I”), MW Holdings III LLC (“MW Holdings III”) and Mafco Foreign Holdings, Inc. (together with Flavors Holdings, MW Holdings I and MW Holdings III, the “Sellers”). The Purchase Agreement provides for, among other things, Act II’s purchase of all of the outstanding equity interests of Merisant Company, Merisant Luxembourg, Mafco Worldwide LLC, Mafco Shanghai LLC, EVD Holdings LLC, and Mafco Deutschland GmbH, in accordance with the terms and subject to the conditions of the Purchase Agreement (the transactions contemplated by the Purchase Agreement, the “Business Combination”). Proposal No. 2 — The Domestication Proposal — To approve by special resolution, the change of Act II’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). Proposal No. 3 — Organizational Documents Proposal — To approve by special resolution, the following material differences between Act II’s Amended and Restated Memorandum and Articles of Association and the proposed new certificate of incorporation of Act II Global Acquisition Corp. (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law), which will be renamed “Whole Earth Brands, Inc.” in connection with the Business Combination (Act II after the Domestication, including after such change of name, is referred to herein as “Whole Earth Brands, Inc.”), including: (1) changing the corporate name from “Act II Global Acquisition Corp.” to “Whole Earth Brands, Inc.,” (2) making Whole Earth Brands, Inc.’s corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation, and (4) removing certain provisions related to Act II’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which Act II’s board of directors believes is necessary to adequately address the needs of Whole Earth Brands, Inc. after the Business Combination. Proposal No. 4 — The Stock Issuance Proposal — To approve by ordinary resolution, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of shares of Whole Earth Brands, Inc. common stock to the Sellers in connection with the Business Combination and any person or entity in connection with any incremental equity issuances, to the extent such issuances would require a shareholder vote under Nasdaq Listing Rule 5635. Proposal No. 5 — The Incentive Award Plan Proposal — To approve by ordinary resolution, the Whole Earth Brands, Inc. 2020 Long-Term Incentive Award Plan. Proposal No. 6 — The Adjournment Proposal — To approve the adjournment of the Shareholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Shareholders Meeting. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED Date: , 2020 Shareholder’s Signature Shareholder’s Signature NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” each proposal presented to shareholders. If any other matters properly come before the extraordinary general meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN The Board of Directors recommends a vote “FOR” each proposal FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN X Please mark vote as indicated in this example